SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 7, 2017
Bankwell Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, Connecticut 06840
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On February 7, 2017, Bankwell Bank, subsidiary of Bankwell Financial Group, Inc. (Nasdaq BWFG) entered into Bank Owned Life Insurance Agreements with three of its executives, Christopher Gruseke, President and Chief Executive officer; Penko Ivanov, Executive Vice President and Chief Financial Officer; and David Dineen, Executive Vice President and Head of Community Banking. In addition, the Bank Owned Life Insurance Agreements for Heidi DeWyngaert, Executive Vice President and Chief Lending Officer; and Christine Chivily, Executive Vice President and Chief Credit Officer were amended to mirror the terms of the Agreements for the other executive officers. Each Agreement provides for the Bank to invest in life insurance policies for the individuals, with death benefits (assuming vesting which is defined as age 60 plus five years of service) split with the executive receiving 2x base salary while employed and, afterwards, the benefit is capped at $250K. The Agreements are terminable by the Bank in the Bank's discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

February 13, 2017	By: /s/ Penko K. Ivanov__________________
Penko K. Ivanov
Executive Vice President
and Chief Financial Officer